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                                    EXHIBIT 3.1

                                CERTIFICATE AMENDING

                             ARTICLES OF INCORPORATION

                                        OF

                               AD SHOW NETWORK, INC.



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FILED..............
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
     AUG I7, 1995   No. 4892-78
DEAN KELLER, SECRETARY OF STATE


                   CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                         OF

                               AD SHOW  NETWORK, INC.

     The undersigned, being the President and Secretary of AD SHOW NETWORK INC., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on MAY 25, 1995, it was agreed by unanimous vote that this CERTIFICATE A-MENDING ARTICLES OF INCORPORATION be filed.

     The undersigned further certify that the original Articles of Incorporation of AD SHOW NETWORK, INC. were filed with the Secretary of State of Nevada on the 25th day of September, 1978. The undersigned further certify that ARTICLES FIRST of the original Articles of Incorporation filed on the 25th day of September, 1978, herein is amended to read as follows:

                                   ARTICLE FIRST


     FIRST. The name shall be:

                         ATLANTIC SYNDICATION NETWORK, INC.

File #4892-78


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STATE OF NEVADA
SECRETARY OF STATE
I hereby certify that this is
A true and complete copy of
The document as filed in this office
AUG 18 '95
DEAN Heller
Secretary of State

                   CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                         OF

                               AD SHOW NETWORK, INC.


                                      CONTINUED


          The undersigned hereby certify that they have on this    8th day of
     AUGUST 1995, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                                                     President Kent Wyatt

                                                     Secretary Sarah Wyatt

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

     State of- California
     County of Los Angeles                      ----------------------------
     On DATE 8/8/95 before me Sandra Whitaker,          NOTARY PUBLIC
             ------

     Personaly appeared Kent G. Wyat and Sarah Watt
                        ---------------------------
                         NAME(S) OF SIGNER(S)

     personally known to me - OR /proved to me on the basis of satisfactory evidence to be the person(s) whose name(s)is/are subscribed to the within instrument and are knowledged to me that he/she/they executed the same in his/her/their authorized capacities and that by his/her/their signature(s) on the instrument the person(s) or entity upon behalf of which the person(s) acted, executed the instrument.

SANDRA Whitaker                WITNESS my hand and official seal
COMML # 1058223
Notary Public - California
My Comm. Expires JUL Ia. 1999
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